UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: August 25, 2016

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Compensatory Arrangements of Certain Officers.

Bonus Plan 2016

On August 25, 2016, the Board of Directors (the “Board”) of Oragenics, Inc. (the “Company”) approved the 2016 cash bonus program for Dr. Joslyn, Mr. Sullivan, and Dr. Handfield recommended by the Compensation Committee. Under such cash bonus program, Dr. Joslyn, Mr. Sullivan, and Dr. Handfield are eligible for cash bonuses of up to $102,083, $76,650 and $48,900 respectively, equaling up to 50%, 35% and 25% of their respective base salaries (each a “Bonus Target”). In the case of Dr. Joslyn his bonus amount represents a portion of his base salary for the time since he joined the Company

The bonuses payable to Dr. Joslyn were to be based upon the achievement of the following objectives:

(i) Up to 40% of the Bonus Target for meeting budgeted operational objectives and developing corporate organizational strategy;

(ii) Up to 30% of the Bonus Target for financial performance objectives related to the Company’s raising capital;

(iii) Up to 10% of the Bonus Target for objectives related to AG013 clinical trial;

(iv) Up to 10% of the Bonus Target for research and development objectives related to lantibiotics; and

(v) Up to 10% of the Bonus Target designated to be discretionary as determined by the Board.

The bonuses payable to Mr. Sullivan were to be based upon the achievement of the following objectives:

(i) Up to 40% of the Bonus Target for meeting budgeted operational objectives including as to the consumer probiotic business;

(iii) Up to 40% of the Bonus Target for financial performance objectives related to the Company’s raising capital and finalizing an approved budget and incentive plan for 2017;

(iii) Up to 10% of the Bonus Target related to investor relations and securities compliance matters; and

(iv) Up to 10% of the Bonus Target designated to be discretionary as determined by the Board.

Each of Dr. Joslyn and Mr. Sullivan were also eligible for an additional 10% of Bonus Target should capital raise thresholds be exceeded.

The bonuses payable to Dr. Handfield were to be based upon the achievement of the following objectives:

(i) Up to 20% of the Bonus Target for meeting operational objectives tied to management of staff for approved budgets and timelines;

(ii) Up to 12.5% of the Bonus Target for financial performance objectives related to the Company’s intellectual property;

(iii) Up to 50% of the Bonus Target for various research and development objectives related to lantibiotics including manufacturing and compound identification;

(iv) Up to 2.5% of the Bonus Target for additional research projects; and

(v) Up to 10% of the Bonus Target designated to be discretionary as determined by the Board.

Dr. Handfield was also eligible for an additional 10% of Bonus Target should the manufacturing run be completed by a designated time as well as certain request for proposal and protocols being in place.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The 2016 annual meeting of shareholders of Oragenics, Inc. was held on August 25, 2016

(b)	At the 2016 annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Dr. Frederick Telling, Dr. Alan Joslyn, Mr. Robert Koski, Mr. Charles Pope, and Dr. Alan Dunton were each re-elected as Directors, to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non- Votes
Dr. Frederick Telling	37,719,948	1,901,600	6,399,611
Dr. Alan Joslyn	39,187,920	433,628	6,399,611
Robert Koski	39,187,924	433,624	6,399,611
Charles Pope	39,112,214	509,334	6,399,611
Dr. Alan Dunton	39,112,368	509,180	6,399,611

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	39,342,244
AGAINST	275,549
ABSTAIN	3,755
BROKER NON-VOTES	6,399,611

PROPOSAL III: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2016.

FOR	45,940,443
AGAINST	72,512
ABSTAIN	8,204

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 30th day of August, 2016.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer